EXHIBIT 5(c)

                        STEWART MCKELVEY STIRLING SCALES
                  Barristers, Solicitors and Trademark Agents

Suite 900                      Correspondence:      Telephone:   902.420.3200
Purdy's Wharf Tower One        P.O. Box 997         Fax:         902.420.1417
1959 Upper Water Street        Halifax, NS          Halifax@smss.com
Halifax, NS                    Canada B3J 2X2       www.smss.com
Canada B3J 3N2

February 28, 2003

General Motors Nova Scotia Finance Company
1908 Colonel Sam Dr.
Oshawa, Ontario L1H 8P7

-and-

General Motors Corporation
300 Renaissance Center
P.O. Box 3000
Detroit, Michigan 48265-3000

Re:   General Motors Nova Scotia Finance Company
      Registration Statement on Form S-3

Dear Sirs:

We are acting as Nova Scotia counsel for General Motors Nova Scotia Finance Company ("GM Nova Scotia"), a company with unlimited liability incorporated and organized under the laws of the Province of Nova Scotia (the "Issuer") in connection with the Registration Statement on Form S-3 (as amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of Guaranteed Debt Securities ("Guaranteed Debt Securities") to be issued by GM Nova Scotia under an indenture dated as of October 15, 2001, among GM Nova Scotia, as Issuer, General Motors Corporation, as Guarantor and Citibank, N.A., as trustee (the "Indenture").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

Based upon the foregoing, we are of the opinion that GM Nova Scotia is duly organized and validly existing under the laws of the Province of Nova Scotia.

Based upon the foregoing, we are of the further opinion that GM Nova Scotia has the corporate capacity to enter into and perform all of its obligations contemplated by the Registration Statement and the Indenture and the Guaranteed Debt Securities to be issued pursuant to the Indenture.

We consent to the reliance by Martin I. Darvick, Attorney, Legal Staff of General Motors Corporation, on our opinion for the purposes of delivering his opinion of even date herewith as included as Exhibit 5(b) to the Registration Statement.

Yours very truly,

/s/ Stewart McKelvey Stirling Scales
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Stewart McKelvey Stirling Scales